Exhibit 99.1

BARNWELL INDUSTRIES, INC.	1100 Alakea Street, Suite 500 Honolulu, Hawaii 96813 Telephone (808) 531-8400 Fax (808) 531-7181 Website: www.brninc.com

Barnwell Industries, Inc. Adopts Limited-Duration Shareholder Rights Plan

Designed to Prevent “Creeping” Control by 30% Shareholder and
Protect the Long-Term Value for All Shareholders

HONOLULU, HAWAII, January 27, 2025 -- Barnwell Industries, Inc. (NYSE American: BRN) (“Barnwell or the “Company”) today announced that the Board of Directors (the “Board”) of Barnwell has adopted a limited-duration shareholder rights plan (“Rights Plan”) designed to protect the interests of the Company and all of its shareholders. The Rights Plan is also intended to provide the Board sufficient time to make informed judgments and take actions that are in the best interests of Barnwell and all of its shareholders.

The Rights Plan was adopted in response to the significant ownership position of Ned Sherwood and his affiliates (the “Sherwood Group”), which, based on public records, is approximately 30.00% of Barnwell’s outstanding common stock, and the refusal of the Sherwood Group to extend the Cooperation and Support Agreement, entered into by Alexander Kinzler, the former CEO of the Company, and Secretary and General Counsel of the Company, and the Sherwood Group, following its pending expiration.

A special committee of the Board of Directors (“Special Committee”), consisting of Kenneth Grossman and Joshua Horowitz, was established by the Board on November 7, 2024, to review, consider and make recommendations to the Board with respect to certain corporate governance matters.

The Special Committee recommended to the Board that the Rights Plan be adopted to protect all shareholders of the Company from any entity, person or group achieving control over the Company through a “creeping” acquisition or otherwise.  Such “creeping” control would, in the Special Committee’s view, among other things, not be in the best interest of the shareholders of the Company.

The Board believed it was prudent to adopt the Rights Plan after concerted efforts by the Special Committee to engage with the Sherwood Group were rebuffed. Notwithstanding the statements made by Ned Sherwood to members of the Board and management of the Company that he will obtain control of the Company in the new year and will bring fresh ideas and perspectives to address the Company’s operations, the Sherwood Group has not offered any ideas regarding the Company’s businesses, made any recommendations to improve shareholder value or provided any new investment opportunities or alternative investment strategies, despite repeated requests to do so.

The Rights Plan is designed to enable Barnwell’s shareholders to realize the long-term value of their investment, provide an opportunity for shareholders to receive fair and equal treatment in the event of any proposed takeover of Barnwell and guard against tactics to gain control of Barnwell without paying shareholders an appropriate premium for that control. The Rights Plan is not intended to deter good faith offers to purchase its shares or preclude the Board or the Special Committee from taking action that it believes is in the best interest of the Company and its shareholders.

The Special Committee recognizes that the Sherwood Group has a large share position and welcomes engagement with them, and any other shareholder, that is consistent with the Company’s status as a 70-year-old oil & gas exploration and development company. If the Sherwood Group were to gain control, and based upon interaction with the Sherwood Group Board designees, the Special Committee believes it is highly likely that the Sherwood Group would seek to modify the Company’s core business and strategy, including but not limited to exiting the Company’s oil & gas businesses at discounts to their value in order to seek undefined and vague “opportunities”.

With the new Rights Plan, the Board seeks to deter the Sherwood Group from its efforts to take “creeping” control of the Company by purchasing more shares. The Special Committee remains willing to engage with the Sherwood Group and other shareholders to develop constructive ideas for the future of the Company. However, at this point the Special Committee can only conclude that the Sherwood Group intends to pursue its goals by running its board slate for election at the next annual meeting, without informing stakeholders what it intends to do if it achieves full control of the Board. The Company has been clear with shareholders about its commitment to maintaining the business in which shareholders invested and has honored that commitment.

The Rights Plan is similar to other common stock rights plans adopted by other publicly held companies. Under the Rights Plan, Barnwell will issue one right for each Barnwell common share outstanding as of the close of business on February 7, 2025. All shareholders will receive one right for each share owned. The rights will initially trade with Barnwell’s common stock and will become exercisable only if a person acquires 20% or more of Barnwell’s outstanding common stock. Any shareholders with beneficial ownership of 20% or more of Barnwell’s outstanding common stock (including the Sherwood Group) prior to this announcement are grandfathered at their beneficial ownership levels at the date the Rights Plan was adopted but are not permitted to acquire additional common stock representing 0.25% or more of the outstanding common stock, subject to limited exceptions, without triggering the Rights Plan. The Rights Plan is effective immediately and will expire in one year, unless the rights are earlier redeemed or exchanged. Any extension would be subject to prior approval by the Company’s shareholders.

Pursuant to the Rights Plan, should it be triggered, the Board may decide that:

•
Each right will entitle shareholders (other than the acquiring person, whose rights will have become void and will not be exercisable) to purchase a specific number of shares of Barnwell common stock at an effectively half price.

•	Alternatively, (on a cashless basis) each outstanding right (other than the rights held by the acquiring person, whose rights will have become void) will be exchanged for one share of common stock.

Further details about the Rights Plan will be contained in a Form 8-K and Form 8-A to be filed by the Company with the U.S. Securities and Exchange Commission.

The information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts. These statements include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives, and other similar statements. Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions. Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved. Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements. The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell’s expectations are set forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s annual report on Form 10-K for the last fiscal year and Barnwell’s other filings with the Securities and Exchange Commission. Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

CONTACT:	Kenneth S. Grossman
Vice Chairman of the Board of Directors

Phone: (516) 482-8841
Email: kensgrossman@gmail.com